As filed with the Securities and Exchange Commission on June 19, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	51-0596811 (I.R.S. Employer Identification Number)
100 Acorn Park Drive Cambridge, MA 02140 (617) 876-8191 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________
William D. Clark
President & Chief Executive Officer
100 Acorn Park Drive
Cambridge, MA 02140
(617) 876-8191
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Copies to:

Marc Rubenstein, Esq. Thomas J. Danielski, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Derek Meisner, Esq. Senior Vice President and General Counsel 100 Acorn Park Drive Cambridge, MA 02140 (617) 876-8191	Brian F. Leaf Richard Segal Divakar Gupta Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000
_____________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-232023
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, $0.001 par value per share	575,000	$3.50	$2,012,500	$243.92

(1)
Represents only the additional number of shares being registered and includes 75,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-232023).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)
The registrant previously registered securities at an aggregate offering price not to exceed $61,065,000 on a Registration Statement on Form S-1 (File No. 333-232023), which was declared effective by the Securities and Exchange Commission on June 19, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,012,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, par value $0.001 per share, of Genocea Biosciences, Inc., a Delaware corporation (the “Registrant”). The contents of the Registration Statement on Form S-1 (File No. 333-232023) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 7, 2019, and amended on June 18, 2019, which was declared effective by the Commission on June 19, 2019, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit List attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

EXHIBIT LIST

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (previously filed on the signature page to the registrant’s Registration Statement on Form S-1, Registration No. 333-232023 and incorporated by reference herein)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cambridge, Commonwealth of Massachusetts, on June 19, 2019.

GENOCEA BIOSCIENCES, INC.

By:	/s/ William Clark
Name: William Clark
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Clark	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2019
William Clark

/s/ Diantha Duvall	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 19, 2019
Diantha Duvall

*	Director	June 19, 2019
Kenneth Bate

*	Director	June 19, 2019
Ali Behbahani

*	Director	June 19, 2019
Katrine Bosley

*	Director	June 19, 2019
Ronald Cooper

*	Director	June 19, 2019
Michael Higgins

*	Director	June 19, 2019
Howard Mayer, M.D.

*	Director	June 19, 2019
George Siber, M.D.

*By:	/s/ Diantha Duvall
Diantha Duvall
Attorney-in-Fact